                                WARRANT AGREEMENT


      THIS AGREEMENT is dated this ____ day of _______________, 2001, by and among BIODELIVERY SCIENCES INTERNATIONAL, INC., an Indiana corporation, having its offices at UMDNJ New Jersey Medical School, 185 Orange Avenue, Administrative Building 4, Newark, New Jersey 07103 (the "Company"), American Stock Transfer & Trust Company, a ______________ corporation, having its offices at ______________________, as agent (the "Warrant Agent"), and Roan/Meyers Associates, L.P., a New York limited partnership as representative of the several Underwriters listed in the prospectus under Underwriters, having its offices at 17 State Street, New York, New York 10004.

      WHEREAS, pursuant to a Registration Statement on Form SB-2, registration no. 333- ______ (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") and pursuant to an underwriting agreement between the Company and the Underwriter dated __________, 2001 (the "Underwriting Agreement") relating to the Company=s proposed public offering, the Company proposes to issue up to 2,300,000 units (the "Units") (inclusive of 300,000 Units subject to the Representative's overallotment option), each Unit consisting of one (1) share of the Company=s Common Stock, par value $0.01 per share (the "Common Stock"), one (1) Class A Redeemable Common Stock Purchase Warrant (the "Class A Warrant"), and one (1) Class B Redeemable Common Stock Purchase Warrant (the "Class B Warrant"), and further proposes to issue to the Representative or its designees an Option to purchase 200,000 additional Units (the "Representative's Purchase Option"); and

      WHEREAS, each Class A Warrant is redeemable by the Company for $0.10 per Warrant, upon thirty (30) days= prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ, the OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds One Hundred Twenty Percent (120%) of the then applicable Class A Warrant Exercise Price for ten (10) consecutive trading days ending prior to the date of the notice of redemption as provided herein; and

      WHEREAS, each Class B Warrant is redeemable by the Company for $0.10 per Warrant, upon thirty (30) days= prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ, the OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds One Hundred Fifty Percent (150%) of the then applicable Class B Warrant Exercise Price for ten (10) consecutive trading days ending prior to the date of the notice of redemption as provided herein; and

      WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, registration, exercise, division, transfer, exchange, replacement, redemption and surrender of the Warrant Certificates for Class A Warrants and Class B Warrants and the rights of the holders thereof;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for the purpose of defining the terms and provisions of the Class A Warrants, the Class B Warrants, the Class A Warrant Certificates, the Class B Warrant Certificates and the respective rights and obligations thereunder of the Company, the Registered Holders, the Representative on behalf of the Underwriters and the Warrant Agent, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

      (a) "Business Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at
            ___________________________________.

      (b)   "Change of Shares" shall have the meaning ascribed thereto in
            Section 8(a)(i) herein.

      (c) "Class A Warrant" shall mean one (1) Class A Redeemable Common Stock Purchase Warrant of the Company.

      (d) "Class B Warrant" shall mean one (1) Class B Redeemable Common Stock Purchase Warrant of the Company.

      (e) "Class A Warrant Certificates" shall mean certificates representing Class A Warrants.

      (f) "Class B Warrant Certificates" shall mean certificates representing Class B Warrants.

      (g) "Class A Warrant Exercise Price" shall mean the purchase price to be paid upon exercise of each Class A Warrant in accordance with the terms hereof, which price shall be $10 per share, subject to adjustment as provided in Section 8 herein.

      (h) "Class B Warrant Exercise Price" shall mean the purchase price to be paid upon exercise of each Class B Warrant in accordance with the terms hereof, which price shall be $15 per share, subject to adjustment as provided in Section 8 herein.

      (i) "Class A Warrant Redemption Date" shall mean that date, if any, upon thirty (30) days' prior written notice, provided that the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ, the OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds One Hundred Twenty Percent

            (120%) of the then applicable Class A Warrant Exercise Price for ten
            (10) consecutive trading days prior to the date of the notice of redemption.

      (j) "Class B Warrant Redemption Date" shall mean that date, if any, upon thirty (30) days' prior written notice, provided that the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ, the OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds One Hundred Fifty Percent (150%) of the then applicable Class B Warrant Exercise Price for ten (10) consecutive trading days prior to the date of the notice of redemption.

      (k) "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      (l) "Common Stock" shall mean stock of the Company of any class or series, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof is the __________ authorized shares of Common Stock, par value $0.01 per share, of the Company.

      (m) "Company" shall mean Biodelivery Sciences International, Inc., a [Delaware corporation].

      (n) "Effective Date" shall mean the date a registration statement relating to the Common Stock underlying the Warrants is declared effective by the Securities and Exchange Commission.

      (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      (p) "Exercise Date" shall have the meaning ascribed thereto in Section 4 herein.

      (q) "Exercise Period" with respect to Class A Warrants and Class B Warrants shall mean the period commencing on their respective First Exercise Date and terminating on their respective Expiration Date.

      (r) "Expiration Date" shall mean 5:00 p.m. (New York time) on the date which is the earlier of the fourth anniversary of the First Exercise Date or the last business day immediately preceding the Class A Redemption Date or Class B Redemption Date, as applicable, provided however, that if any such date shall be in the State of New York a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, after which dates the respective Class A Warrants or Class B Warrants, as applicable, may not be exercised.

      (s) "First Exercise Date" with respect to the Class A Warrants and the Class B Warrants shall mean the first anniversary of the Effective Date.

      (t) "Redemption Date" shall mean Class A Redemption Date or Class B Redemption Date, as applicable.

      (u) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Class A Warrants and/or the Class B Warrants, in accordance with the terms hereof, which price shall be $0.10 per Warrant.

      (v) "Registered Holders" shall mean the persons in whose names any Class A Warrant Certificates or Class B Warrant Certificates shall be registered on the books maintained by the Warrant Agent pursuant to
            Section 6 herein.

      (w) "Registration Statement" shall have the meaning ascribed thereto in the Preamble.

      (x) "Restricted Stock" shall mean the Warrant Stock, excluding shares of Warrant Stock which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

      (y) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      (z) "Representative" shall mean Roan/Meyers Associates, L.P., a New York limited partnership.

      (aa) "Underwriter's Purchase Option" shall have the meaning ascribed thereto in the Preamble.

      (bb) "Underwriting Agreement" shall have the meaning ascribed thereto in the Preamble.

      (cc) "Underwriters" shall be the underwriters listed in the Registration Statement in the Underwriter's section.

      (dd)  "Units" shall have the meaning ascribed thereto in the Preamble.

      (ee) "Warrant Agent" shall mean American Stock Transfer and Trust Company (or its successor), as agent for the issuance, registration, transfer, and exchange of the Class A Warrant Certificates, the Class B Warrant Certificates, exercise of the Class A Warrants, exercise of the Class B Warrants and, thereupon, the issuance of the Warrant Stock.

      (ff) "Warrant Certificates" shall mean, collectively, Class A Warrant Certificates and Class B Warrant Certificates.

      (gg) "Warrant Stock" shall mean and include (i) up to 2,500,000 shares of authorized and unissued Common Stock initially reserved for issuance upon exercise of the Class A Warrants; (ii) up to 2,500,000 shares of authorized and unissued Common Stock initially reserved for issuance upon exercise of the Class B Warrants; and (iii) any additional shares of Common Stock or other property which may hereafter become issuable or deliverable upon exercise of the Warrants pursuant to Section 8 herein.

      (hh) "Warrants" shall mean, collectively, the Class Warrants and the Class B Warrants.

      SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES. Each Class A Warrant, when signed by the Chairman or President or any Vice President and by the Secretary, Treasurer or Assistant Secretary of the Company and counter-signed by the Warrant Agent, shall initially entitle the Registered Holder of the Class A Warrant Certificate representing such Class A Warrant to purchase one (1) share of Common Stock upon the exercise thereof and payment of the Class A Warrant Exercise Price therefor, subject to modification and adjustment as provided in Section 8 herein and redemption as provided in Section 9 herein. Each Class B Warrant, when signed by the Chairman or President or any Vice President and by the Secretary, Treasurer or Assistant Secretary of the Company and counter-signed by the Warrant Agent, shall initially entitle the Registered Holder of the Class B Warrant Certificate representing such Class B Warrant to purchase one (1) share of Common Stock upon the exercise thereof and payment of the Class B Warrant Exercise Price therefor, subject to modification and adjustment as provided in Section 8 herein and redemption as provided in
Section 9 herein.

      Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

      From time to time up to the Expiration Date, the Warrant Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 4,600,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

      From time to time, up to the Expiration Date of the Warrants, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the First Exercise Date upon the exercise of fewer than all Warrants represented by any Warrant Certificate to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6 herein; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 herein; (v) those issued pursuant to the Representative's Purchase Option; and (vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Class A Warrant Exercise Price and/or Class B Warrant Exercise Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor pursuant to Section 8 herein.

      Pursuant to the terms of the Representative's Purchase Option, the Representative may purchase up to 200,000 Units, which include up to 200,000 Class A Warrants and up to 200,000 Class B Warrants. The Representative's Purchase Option (i) shall be exercisable for a four-year period commencing on the First Exercisable Date, (ii) shall not expire until the fourth anniversary of the First Exercisable Date, (iii) shall be exercisable at exercise prices equal to One Hundred Twenty Percent (120%) of the price of the Units, as applicable, and (iv) shall not be subject to redemption by the Company. Notwithstanding anything herein to the contrary, the Representative's Purchase Option shall not be transferable or assignable without the prior written consent of the Company for a period of one (1) year commencing the date hereof and then only to officers, directors and employees of the Representative.

      SECTION 3. FORM AND EXECUTION OF THE WARRANT CERTIFICATES. The Class A Warrant Certificates and the Class B Warrant Certificates shall be substantially in the form annexed hereto, respectively, as Exhibit A and Exhibit B (the provisions of which are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to custom or usage. The Warrant Certificates shall bear the dates of issuance thereof, whether upon initial issuance, transfer, or exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates.

The Warrant Certificates initially shall be issued only in a number equal to the number of certificates for shares of Common Stock issuable upon exercise thereof. Such Class A Warrant Certificates and Class B Warrant Certificates shall, respectively, be numbered serially with the letters "W-A" on Class A Warrants of all denominations and the letters "W-B" on Class B Warrants of all denominations.

      The Warrant Certificates shall be executed on behalf of the Company by its Chairman, President or any Vice President and by its Secretary or an Assistant Secretary or Treasurer, by manual or facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates nevertheless may be countersigned by the Warrant Agent, issued, and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

      SECTION 4. EXERCISE OF WARRANTS. Each Warrant may be exercised at any time during its Exercise Period, but not after its Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate representing such Warrant. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or trust company located in the United States or a member firm of the National Association of Securities Dealers, Inc., together with payment made payable and sent to the Warrant Agent for the account of the Company, in cash or by official bank, certified, or cashier's check, or by money order or wire transfer of good funds, of an amount in lawful money of the United States of America equal to the Class A Warrant Exercise Price and/or Class B Warrant Exercise Price, as applicable, plus all applicable transfer fees or taxes, and the person entitled to receive the Warrant Stock deliverable upon such exercise shall be treated for all purposes as the holder thereof as of the close of business on the Exercise Date, irrespective of the date of issuance or delivery of such certificate for Warrant Stock; provided, however, that if, at the date of the surrender of such Warrants and the payment of the Class A Warrant Exercise Price and/or Class B Warrant Exercise Price, the transfer books for the Warrant Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Stock or for shares of such other class of stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Stock or for shares of such other class of stock; provided further, that the transfer books of record, unless otherwise required by law, shall not be closed at any time for a period longer than 20 days. Except as otherwise provided herein, no Warrants presented for exercise after their Expiration Date will be accepted for exercise and all unexercised Warrants shall be void at their Expiration Date and the rights of the holders thereof shall cease at such time. No alternative, conditional, or contingent exercises or over-subscriptions shall be accepted.

      Any transfer fees and taxes with respect to such exercises shall be paid by the Company. Other expenses incurred by the Warrant Agent, including expenses incurred to establish new accounts, to deliver share certificates, and to reconcile accounts, shall be paid by the Company.

      If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 herein, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows: (1) if the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Quotation System or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or (2) if the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. reported on the last business day prior to the date of the exercise of the Warrant; or (3) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner and sold in good faith as may be prescribed by the Board of Directors of the Company.

      As soon as practicable on or after the Exercise Date and in no event more than three business days thereafter, the Warrant Agent, on behalf of the Company, shall cause to be issued to the person or persons entitled to receive the same, a certificate or certificates for the Warrant Stock, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. No adjustment shall be made in respect of dividends on Warrant Stock delivered upon exercise of any Warrant.

      If on or before the Exercise Date of the Warrants, and in no event more than three business days thereafter the Warrant Agent receives the full exercise price for any Warrants together with a letter, telegraphic, or facsimile guaranty from a commercial bank or trust company located in the United States, a member firm of a national securities exchange, or a registered broker-dealer, setting forth the Registered Holder's name, the number of Warrants held by him, and the number of shares of Common Stock he wishes to purchase pursuant to exercise of the Warrants, and stating that the

Warrant Certificate representing such Warrants will be delivered to the Warrant Agent within eight (8) trading days after the date of such letter, telegraphic, or facsimile guaranty, the Warrants will be accepted for exercise subject to receipt of the duly executed Warrant Certificate within eight (8) trading days.

      The Company reserves the absolute right to waive any defect or irregularity, permit a defect or irregularity to be cured or corrected within such time as it may determine, or reject any exercise of a Warrant which it determines to have been made improperly or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. Any irregularities in connection with presentments for exercise must be cured within such time as the Company shall determine in its sole and absolute discretion unless waived. The Company shall notify the Warrant Agent in writing of its waiver of any defect or irregularity in presentment, its permission to cure or correct such defect or irregularity and any subsequent cure or correction thereof. Neither the Company nor the Warrant Agent shall be under any duty to give notification of defects in presentments for exercise or incur any liability for failure to give such notification. Any presentments for exercise as to which defects or irregularities have not been cured or waived and as to which notice of cure or waiver has not been given to the Warrant Agent as provided herein will be returned to the Registered Holder by the Warrant Agent, as soon as practicable, together with all funds held for the Registered Holder's account. No interest shall be paid on any such funds so returned.

      Subject to the foregoing, once a Registered Holder has presented his Warrant Certificate and payment for exercise, the exercise is irrevocable.

      If less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within three (3) business days of the date of exercise, to the Holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised.

      Upon the exercise, or conversion as provided for in Section 8 herein, of any Warrant, the Warrant Agent shall promptly deposit the payment therefor into an interest bearing escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds from the exercise deposited in the escrow account together with interest thereon, less expenses to be paid by the Company, will be disbursed to the Company on a weekly basis once determined by the Warrant Agent to be collected funds. An accounting relating to the number of Warrants exercised and the net amount of exercise funds remitted will be made by the Warrant Agent to the Company with each payment to the Company of exercise funds, which will serve as an interim accounting during the period during which the Warrants may be exercised. A complete accounting concerning all exercises of Warrants will be made to the Company at the completion of the period during which the Warrants may be exercised.

      SECTION 5. RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

      The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Warrant Stock which shall be so issuable shall be duly authorized and validly issued and upon full payment therefor be fully paid and non-assessable and free from all pre-emptive rights, taxes, claims, liens, encumbrances and charges.

      No Warrants shall be issued to any Registered Holder in any state in which such exercise would be unlawful.

      The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer, or delivery of any Warrant Stock upon exercise of the Warrants; provided, however, that if a certificate for Warrant Stock is to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto, if any. Any transfer fees payable to the Warrant Agent for the transfer, exchange, or exercise of any certificate issued pursuant to this Agreement shall be paid by the presenter of such certificate.

      The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

      SECTION 6. EXCHANGE AND REGISTRATION OR TRANSFER OF WARRANTS. The Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of the same series of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Business Office, and the Company shall execute and the Warrant Agent shall countersign, issue, and deliver in exchange therefor the Warrant Certificates which the Registered Holder making the exchange shall be entitled to receive.

      The Warrant Agent shall keep, at its Business Office, books in which, subject to such reasonable regulations as it may prescribe, the Warrant Agent shall register the Warrants and the transfer thereof. Upon due presentment for registration or transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee a new Warrant Certificate representing an equal aggregate number of Warrants.

      All Warrant Certificates presented for registration or transfer or for exchange or exercise, and the subscription form on the reverse thereof, shall be duly endorsed or be accompanied by a written instrument of transfer and subscription in form satisfactory to the Company and the Warrant Agent duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

      A transfer fee shall be charged to the transferee for any exchange or registration or transfer of a Warrant Certificate. In addition, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      All Warrant Certificates surrendered for transfer or exercise, or for exchange in the case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent for the duration of the agency. From time to time at such times as the Company may reasonably request, the Warrant Agent shall provide the Company with a list of the Registered Holders of the Warrants.

      Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes, and shall not be affected by any notice to the contrary.

      SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and, in the case of loss, theft, or destruction, an indemnity satisfactory to them, or, in the case of mutilation, upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

      SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

      (a) Subject to the exceptions referred to in Section 8(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the current fair market value of the Common Stock on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 8(f)(F) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

      Upon each adjustment of the Exercise Price pursuant to this Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

      (b) The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this
Section 8, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to not issuing fractional shares, the number of additional Warrants to which such Registered Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Registered Holder shall be entitled after such adjustment.

      (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      (d) Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates, continue to express the Exercise Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Exercise Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Warrant Certificates when the same were originally issued.

      (e) After each adjustment of the Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to the Representative and to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (f) For purposes of Section 8(a) and 8(b) hereof, the following provisions
(A) to (F) shall also be applicable:

            (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

            (B) No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $.25 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.25 in the Exercise Price then in effect hereunder.

            (C) In case of (1) the sale by the Company for cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the fair market value of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

            (D) In case of the sale by the Company for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the fair market value or the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

            (E) If the exercise or Exercise Price provided for in any right, warrant or option referred to in (C) above, or the rate at which any Convertible Securities referred to in (C) or (D) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities, (2) had adjustments been made on the basis of the Exercise Price as adjusted under clause (1) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (3) had any such rights, warrants, options or Convertible Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Exercise Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

            (F) In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

            (G) No adjustment to the Exercise Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

                  (i) upon the exercise of any of the options presently outstanding under the Company's Stock Option Plan (the "Plan"); or

                  (ii) upon the grant or exercise or any other options which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company; or

                  (iii) upon the sale or exercise of the Warrants, including without limitation the sale or exercise of any of the Warrants comprising the Representative's Purchase Option; or

                  (iv) upon the sale of any shares of Common Stock in this public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the Underwriters in connection with such offering; or

                  (v) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of the Class C and Class D Warrants or any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (vi) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (vii) upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or Exercise Price provided for in any such right, warrant or option, any extension of any date through which any

Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Units (i) for which an adjustment in the Exercise Price then in effect was theretofore made or required to be made, upon the issuance or sale thereof, or (ii) for which such an adjustment would have been required had the exercise or Exercise Price of such rights, warrants or options at the time of the issuance or sale thereof or the rate of conversion or exchange of such Convertible Securities, at the time of the sale of such Convertible Securities, or the issuance or sale of rights or warrants to subscribe for or purchase, or options for the purchase of, such Convertible Securities, been the price or rate as changed, in which case the provisions of
Section 8(f)(E) hereof shall be applicable if, but only if, the exercise or Exercise Price thereof, as changed, or the rate of conversion or exchange thereof, as changed, consists of cash or requires the payment of additional consideration, if any, consisting of cash and the Company did not receive any consideration other than cash, if any, in connection with such change).

            (H) As used in this Section 8, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

            (I) Any determination as to whether an adjustment in the Exercise Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

            (J) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each of the then

Registered Holders of the Warrants all of such rights, warrants or options to which each such holder would have been entitled if, on the date of determination of stockholders entitled to the rights, warrants or options being granted by the Company, such holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this section 8(j), that exercise of Warrants is permissable during periods prior to the First Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 8.

      SECTION 9. REDEMPTION. Provided that adequate provision has been made therefor and except with respect to the Warrants forming a part of the Representative's Purchase Option, upon the resolution of its Board of Directors, the Company may, but shall not be required to, call for redemption all or less than all of the Class A Warrants and/or the Class B Warrants at any time, provided: (i) it provides to each Registered Holder of Warrants to be redeemed thirty (30) days' prior written notice, (ii) if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ, the OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds One Hundred Fifty Percent (150%) of the then applicable Class A Warrant Exercise Price and/or the Class B Warrant Exercise Price for ten (10) consecutive trading days prior to the date of delivery of the notice of redemption and (iii) there is then a current registration statement and prospectus allowing the resale of the Warrant shares for not less than Ninety (90) days. In such an event, the Company shall cause to be filed with the Warrant Agent a certified copy of such resolution and a form of notice of redemption and the Warrant Agent shall mail to each of the Registered Holders of the Warrant Certificates to be redeemed, by first class mail, postage prepaid, to his last address appearing on the records of the Warrant Agent, such written notice of such redemption. Such notice shall identify the Warrants to be redeemed, state the Redemption Date, the Redemption Price, and the date upon which the Registered Holder's right to exercise the Warrants will terminate, and describe the manner in which Warrant Certificates are to be surrendered. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Failure to mail notice to any Registered Holder, shall not affect the validity of any other redemptions for which notice had been duly provided, only redemptions of persons lacking notice.

      On or before the Redemption Date, each Registered Holder of Warrants to be redeemed, unless he has previously exercised or will exercise such Warrants on or before the Redemption Date, shall surrender the Warrant Certificate or Certificates representing such Warrants to the Warrant Agent. The Warrants to be redeemed shall be exercisable up to and including the date immediately preceding the Redemption Date. Upon receipt of such Warrant Certificates, the Warrant Agent, as paying agent, shall pay the Redemption Price for such Warrants to the order of the Registered Holders thereof. Any Warrants so redeemed will be canceled by the Warrant Agent upon receipt. After the Redemption Date, all rights with respect to such Warrants shall cease, except for the right to receive the Redemption Price of the Warrants. If less than all of the Warrants are to be redeemed, the Warrants to be redeemed shall be chosen, pro rata, from among all Registered Holders in a proportion to the amount owned by each.

      Upon or prior to the Redemption Date, the Company shall deposit in trust with the Warrant Agent a sum equal to the Redemption Price of all Warrants called for redemption, with irrevocable instructions and authority to the Warrant Agent to pay, on and after the Redemption Date, the Redemption Price to the Registered Holders upon the surrender of the Warrant Certificates. The deposit shall constitute full payment of the Warrants to the Registered Holders, and from and after the date of the deposit, the Warrants shall be deemed to be no longer outstanding. The balance of the deposit remaining unclaimed at the end of one year from the Redemption Date shall be released to the Company, after which the holders of Warrants called for redemption shall be entitled to receive payment of the redemption price only from the Company.

      SECTION 10. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any stock or other property delivered upon exercise of the Warrants or whether any such stock is fully paid and non- assessable. The Warrant Agent shall not at any time be under any duty or responsibility to the holders of the Warrant Certificates to make or cause to be made any adjustment of the Class A Warrant Exercise Price or the Class B Warrant Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered, or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

      The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered, or omitted by it in good faith in accordance with the opinion or advice of such counsel, other than as specified in clause
(iii) of the preceding paragraph.

      Any notice, statement, instruction, request, direction, order, or demand of the Company to the Warrant Agent hereunder shall be sufficiently evidenced by an instrument signed by the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper parties or party.

      The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder. The Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses, and liabilities, including judgments, costs, and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct.

      The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed, at the Company's expense, to the Registered Holder of each Warrant Certificate then outstanding. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new warrant agent (the "New Warrant Agent"), as hereinafter provided, the removal of the Warrant Agent shall not be effective until a New Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a New Warrant Agent. If the Company shall fail to make an appointment within a period of 30 days after it has been notified in writing of such resignation or after such removal by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any New Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less that $10,000,000, or shall be a stock transfer company. Any New Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein. After acceptance in writing of such appointment by the New Warrant Agent is received by the Company, such New Warrant Agent shall be vested with the same powers, rights, duties, and responsibilities as if it originally had been named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient for the former Warrant Agent to execute and deliver any further assurance, conveyance, act, or deed the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate then outstanding. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the New Warrant Agent.

      Any corporation into which the Warrant Agent or any New Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any New Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent promptly shall cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate then outstanding.

      The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell the Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

      SECTION 11. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

      SECTION 12. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

      SECTION 13. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

      (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

      (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the Registered Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 herein.

      SECTION 14. MODIFICATION OF AGREEMENT. The Warrant Agent, the Underwriter and the Company by supplemental agreement may make any changes or corrections in this Agreement, without the consent of any Registered Holder, (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interest of the Registered Holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented, or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than a majority of the Warrants then outstanding.

      SECTION 15. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, postage prepaid, or delivered to a telegraph office for transmission:

                  (i) if to the Registered Holder of a Warrant Certificate, at the address of such Registered Holder as shown on the registry books maintained by the Warrant Agent; or

                  (ii) if to the Company, at UMDNJ New Jersey Medical School, 185 Orange

Avenue, Administrative Building 4, Newark, New Jersey 07103 to the attention of the President, or at such other address as may have been furnished to the other parties hereto in writing by the Company, with a copy to Barry I. Grossman, Esq., Ellenoff Grossman Schole & Cyruli, LLP, 370 Lexington Avenue, New York, New York 10017; or

                  (iii) if to the Warrant Agent, at its Business Office; or

                  (iv) if to the Representative, at Roan Meyers Associates, L.P., 17 State Street, New York, New York 10004, or at such other address as may have been furnished to the other parties hereto in writing by the Underwriter, with a copy to ___________________________.

      All written notices required or desired to be given to the Registered Holders by the Company pursuant to this Agreement shall be effected by the Company providing to the Warrant Agent a copy of the written notice which the Company is desirous of giving to the Registered Holders and the Warrant Agent shall cause same to be delivered to such Registered Holders. The Company hereby agrees that the Warrant Agent shall not have any liability for, and agrees to indemnify the Warrant Agent with respect to, any written notice provided by the Company to the Warrant Agent for delivery to Registered Holders, except with respect to the Warrant Agent's negligence for failing to deliver said notices.

      SECTION 16. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

      SECTION 17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent, the Underwriter, and their respective successors, and the Registered Holders from time to time of the Warrant Certificates, or any of them. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy, or claim or to impose upon any other person any duty, liability, or obligation.

      SECTION 18. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the indemnity provisions of
Section 10(e) and Section 10 herein shall survive such termination.

      SECTION 19. EXECUTION. This Agreement may be executed in several counterparts which taken together shall constitute a single document.

      SECTION 20. AVAILABILITY OF THE AGREEMENT. The Warrant Agent shall keep copies of this Agreement available for inspection by Registered Holders during normal business hours at its Stock Transfer Department. Copies of this Agreement may be obtained upon written request addressed to the Company at UMDNJ New Jersey Medical School, 185 Orange Avenue, Administrative Building 4, Newark, New Jersey 07103.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                     BIODELIVERY SCIENCES INTERNATIONAL, INC.


                                     By:_______________________________________


                                     American Stock Transfer & Trust Co., Inc.


                                     By:______________________________________


                                     ROAN/MEYERS ASSOCIATES, L.P.


                                     By:______________________________________

                                    EXHIBIT A

                  [FORM OF FACE OF CLASS A WARRANT CERTIFICATE]


__________ Class A Warrants


                             VOID AFTER _____ , 2006

                    CLASS A WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                    BIODELIVERY SCIENCES INTERNATIONAL, INC.


      This certifies that FOR VALUE RECEIVED ____________________________ or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants ("Class A Warrants") specified above. Each Class A Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 value ("Common Stock"), of BioDelivery Sciences International, Inc. a Delaware corporation (the "Company"), at any time between _______ , 2002 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $10.80(the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to BioDelivery Sciences International, Inc., Special Account.

      This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _______ , 2001 by and among the Company, the Warrant Agent and Roan/Meyers Associates, L.P.

      In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment. Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class A Warrants.

      The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _________ , 2006 or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

      The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class A Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class A Warrants are outstanding. The Class A Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

      This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with a $ transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Class A Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants will be issued to the transferee in exchange therefore, subject to the limitations provided in the Warrant Agreement.

      Prior to the exercise of any Class A Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      The Class A Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.10 per Class A Warrant at any time after ________ , 2002 provided the market price (as defined in the Warrant Agreement) for the Common Stock shall exceed $13.50 per share for a consecutive 10 day period ending prior to the Notice of Redemption. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class A Warrants represented hereby except to receive the $.10 per Class A Warrant upon surrender of this Warrant Certificate.

      Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

      This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                       BioDelivery Sciences International, Inc.

Dated: _________________               By: _____________________________________


                                       By: _____________________________________

                                                                     [seal]
Countersigned:

American Stock Transfer & Trust Company
      as Warrant Agent

By: _____________________________________
      Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]


                   TRANSFER FEE: $____ PER CERTIFICATE ISSUED

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

      The undersigned Registered Holder hereby irrevocably elects to exercise _________ Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                      _____________________________________
                      _____________________________________
                      _____________________________________
                      _____________________________________

                     [please print or type name and address]

and be delivered to

                      _____________________________________
                      _____________________________________
                      _____________________________________
                      _____________________________________

                     [please print or type name and address]


and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: _______        X ___________________________________

                      _____________________________________

                      _____________________________________

                      _____________________________________
                      Address

                      _____________________________________
                      Taxpayer Identification Number

                      _____________________________________
                      Signature Guaranteed


                      _____________________________________

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, _____________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                      _____________________________________
                      _____________________________________
                      _____________________________________
                      _____________________________________

                     [please print or type name and address]


_____________ of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _______________________________ _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ______________                        X ________________________________
                                               Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

                                    EXHIBIT B

                  [FORM OF FACE OF CLASS B WARRANT CERTIFICATE]


___________ Class B-W Warrants


                         VOID AFTER _____________, 2006

                         CLASS B WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK

                    BIODELIVERY SCIENCES INTERNATIONAL, INC.

      This certifies that FOR VALUE RECEIVED ________________________________ or registered assigns (the "Registered Holder") is the owner of the number of Class B Warrants specified above. Each Class B Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of BioDelivery Sciences International, Inc., a Delaware corporation (the "Company"), at any time between ________ , 2002 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $13.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to BioDelivery Sciences International, Inc., Special Account.

      This Warrant Certificate and each Class B Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________ , 2001 by and among the Company, the Warrant Agent and Roan/Meyers Associates, L.P.

      In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class B Warrant represented hereby are subject to modification or adjustment.

      Each Class B Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class B Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class B Warrants.

      The term "Expiration Date" shall mean 5:00 P.M. (New York time) on __________ , 2006, or such earlier date as the Class B Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

      The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class B Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class B Warrants are outstanding. The Class B Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

      This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class B Warrants, each of such new Warrant Certificates to represent such number of Class B Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class B Warrants will be issued to the transferee in exchange therefore, subject to the limitations provided in the Warrant Agreement.

      Prior to the exercise of any Class B Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      The Class B Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.10 per Class B Warrant at any time after _______ , 2002, provided the market price (as defined in the Warrant Agreement) for the Common Stock shall exceed $ 18.00 per share for ten (10) consecutive days ending prior to the Notice of Redemption. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class B Warrants represented hereby except to receive the $.10 per Class B Warrant upon surrender of this Warrant Certificate.

      Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class B Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

      This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                       BioDelivery Sciences International, Inc.

Dated: _________________               By: _____________________________________


                                       By: _____________________________________

                                                                     [seal]
Countersigned:

American Stock Transfer & Trust Company
as Warrant Agent

By: _____________________________________
      Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

      The undersigned Registered Holder hereby irrevocably elects to exercise _________ Class B Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class B Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                      _____________________________________
                      _____________________________________
                      _____________________________________
                      _____________________________________

                     [please print or type name and address]

and be delivered to

                      _____________________________________
                      _____________________________________
                      _____________________________________
                      _____________________________________

                     [please print or type name and address]

and if such number of Class B Warrants shall not be all the Class B Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated: _______        X ___________________________________

                      _____________________________________

                      _____________________________________

                      _____________________________________
                      Address

                      _____________________________________
                      Taxpayer Identification Number

                      _____________________________________
                      Signature Guaranteed


                      _____________________________________

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, _____________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                      _____________________________________
                      _____________________________________
                      _____________________________________
                      _____________________________________

                     [please print or type name and address]


_____________ of the Class B Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _______________________________ _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ______________                        X ________________________________
                                               Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.